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                                                                    EXHIBIT 99.1



                Dale Christensen                  Sean Collins
                CFO                               Corporate Communications
                Micro General Corporation         Coffin Communications
                949-622-4986                      818-789-0100 ext. 102
                dchristensen@microgeneral.com     sean.Collins@coffincg.com

FOR IMMEDIATE RELEASE

                    MICRO GENERAL CORPORATION TO DISCONTINUE
              INTERNATIONAL WHOLESALE TELECOMMUNICATIONS DIVISION

STRATEGIC DECISION WILL HAVE POSITIVE EFFECT ON OPERATING RESULTS, OVERALL CORPORATE FOCUS

SANTA ANA, CALIF. -- DECEMBER 27, 2001 - Micro General Corporation (NASDAQ:MGEN), the leading provider of production and workflow software systems to the title and real estate industries, today announced that its LDExchange subsidiary will discontinue its wholesale international long distance business.

        Micro General has previously reported that net income for the first nine months of this year was $8.5 million ($0.57 per share basic) on revenues of $101.4 million. With the LDExchange operations being discontinued, results for the first nine months of 2001, exclusive of the operating results of LDExchange, reflect net income of approximately $11 million ($0.74 per share basic) on revenues of approximately $84 million.

        As a result of the decision, Micro General expects to report a charge for discontinued operations of between $4.5 million and $5.5 million prior to income tax benefit. This will be primarily a non-cash charge resulting mainly from the write-off of goodwill associated with the LDExchange acquisition in 1998 and also from the write-down of telecommunications equipment.

        LDExchange has been unable to achieve profitably in a difficult operating environment. With this action, Micro General management feels that the Company is better positioned to focus on broadening and enhancing its existing and future product offerings while also substantially improving the Company's gross profit margins and net income.

         "This action reflects our drive to strategically position Micro General as a pure software services company and the Number One provider of software services to the real estate settlement services market," said John Snedegar, Micro General's CEO.

        Dale Christensen, the Company's Chief Financial Officer, said, "As Micro General has evolved over the past couple of years, the LDExchange business has become of limited strategic value, has shown diminished synergy with the core Micro General software services businesses, and has been a significant drain on earnings. With LDExchange now being accounted for as a

                                     -more-

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MICRO GENERAL DISCONTINUES LDEXCHANGE - PAGE 2 OF 2


discontinued operation, the true growth and profitability of the Company's core business will become even more apparent."

ABOUT MICRO GENERAL

Micro General Corporation is the leading provider of production and workflow software systems to the real estate title and escrow industries. The Company's additional competencies include managed application services, application development and integration, network, data and infrastructure management and IT outsourcing. Micro General and its operating subsidiaries employ more than 600 individuals nationwide, primarily in technical positions. To learn more about Micro General Corporation, please visit: www.microgeneral.com.

For more information contact Dale Christensen (Corp. IR) 949-622-4986 or Sean Collins (Corp. Comms.) 818-789-0100.

This press release contains forward-looking statements. The words "believe," "expect," "intend," "anticipate," "will," and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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